                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS


                                                             YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------
                                                    1995             1996            1997
                                                  ----------      ----------      ----------
Basic

  Average shares outstanding ..................        7,000           7,000           8,137
                                                   ----------      ----------      ----------
  Total .......................................        7,000           7,000           8,137

  Net income (loss) ...........................     $ (1,262)     $     (515)          1,716
                                                  ==========      ==========      ==========
  Per share amount ............................     $  (0.18)     $    (0.07)           0.21
                                                  ==========      ==========      ==========

Diluted

  Average shares outstanding ..................        7,000           7,000           8,137
  Net effect of dilutive stock options
    based on the treasury stock method
    using the period-end market price,
    if higher than average market price
    assuming all stock options issued
    within one year prior to filing of
    registration statement deemed
    outstanding pursuant to Securities
    and Exchange Commission Staff
    Accounting

    Bulletin Topic 4D .........................          749             749             645
                                                  ----------      ----------      ----------
  Total .......................................        7,749           7,749           8,782
                                                  ==========      ==========      ==========
  Net income (loss) ...........................     $ (1,262)     $     (515)          1,716
                                                  ==========      ==========      ==========
  Per share amount ............................     $  (0.16)     $    (0.07)           0.20
                                                  ==========      ==========      ==========
